Exhibit 99.1

LEVI STRAUSS & Co. NEWS	1155 Battery Street, San Francisco, CA 94111

Investor Contacts:	Allison Malkin and Chad Jacobs
Integrated Corporate Relations, Inc.
(203) 682-8200

Media Contact:	Dan Chew
Levi Strauss & Co.
(415) 501-3317

Levi Strauss & Co. Commences Private Placement of Senior Notes

SAN FRANCISCO (February 24, 2005) – Levi Strauss & Co. announced today that it is commencing a private placement of three series of senior notes for an aggregate principal amount of $550.0 million. The senior notes offered by the company will consist of a series of U.S. dollar denominated Floating Rate Senior Notes due 2012, a series of euro denominated fixed rate Senior Notes due 2013 and a series of U.S. dollar denominated 9¾% Senior Notes due 2015. The senior notes will rank equally with all of the company’s other unsecured unsubordinated indebtedness.

The 9¾% Senior Notes due 2015 offered by the company will have the same terms, and be part of the same series, as the $450.0 million aggregate principal amount of 9¾% Senior Notes due 2015 issued by the company on December 22, 2004.

The company expects to use approximately $545.7 million of the gross proceeds of the proposed private placement to purchase the principal amount of all of its outstanding 11.625% Senior Notes due 2008 pursuant to a tender offer for such notes to be commenced by the company today. The company expects to use the remaining approximately $4.3 million of gross proceeds of the proposed private placement and cash on hand of approximately $46.2 million to pay fees and expenses for the proposed private placement and tender offer and to pay the premium payable in connection with the tender offer. To the extent that not all of the 11.625% Senior Notes due 2008 are tendered, the company expects to use any remaining proceeds from the proposed private placement to redeem any outstanding 11.625% Senior Notes due 2008 in accordance with their terms and for the payment of related premiums, fees and expenses. The company may also elect to use these remaining proceeds for other corporate purposes consistent with the requirements of its outstanding credit agreements, indentures and other agreements.

The securities offered will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended 2004, especially in the Management’s Discussion and Analysis—“Financial Condition and Results of Operations” and “Factors That May Affect Future Results” sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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